                                                                     EXHIBIT 3.2
                                                                     -----------

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                                  EDOCS, INC.
              ___________________________________________________

                 Pursuant to Sections 228, 242 and 245 of the
               General Corporation Law of the State of Delaware
              ___________________________________________________

     edocs, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is edocs, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on May 21, 1998, and amended on May 21, 1998, March 31, 1999, April 30, 1999, August 6, 1999, December 21, 1999 and January 7, 2000.

2. This Amended and Restated Certificate of Incorporation was recommended to the stockholders for approval as being advisable and in the best interests of the Corporation by written action of the Board of Directors on March 14, 2000.

3. That in lieu of a meeting and vote of stockholders, consents in writing have been signed by holders of outstanding stock having not less than the minimum number of votes that is necessary to consent to this amendment and restatement, and, if required, prompt notice of such action shall be given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

4. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

     The text of the Corporation's amended and restated certificate of incorporation is amended and restated in its entirety as follows:

     FIRST.   The name of the Corporation is edocs, Inc.

     SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.   The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 115,497,527 shares consisting of 100,000,000 shares of common stock with a par value of $0.001 per share (the "Common Stock") and 15,497,527 shares of preferred stock with a par value of $0.001 per share (the "Preferred Stock"), of which 5,000,000 shares are undesignated, 4,570,000 shares are designated as Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), 3,201,062 shares are designated as Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), 378,072 shares are designated as Series C-1 Convertible Preferred Stock, par value $0.001 per share (the "Series C-1 Preferred Stock"), 126,103 shares are designated as Series C-2 Convertible Preferred Stock, par value $0.001 per share (the "Series C-2 Preferred Stock" and together with the Series C-1 Preferred Stock, the "Series C Preferred Stock") and 2,222,290 shares are designated as Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock").

     A description of the respective classes of stock and a statement of the designations, powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

     A.     COMMON STOCK
            ------------

     1.     General.  All shares of Common Stock will be identical and will
            -------
entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

     2.     Dividends.  Dividends may be declared and paid on the Common Stock
            ---------
from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     3.     Dissolution, Liquidation or Winding Up.  In the event of any
            --------------------------------------
dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

     4.     Voting Rights.  Except as otherwise required by law or this Amended
            -------------
and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

     B.     PREFERRED STOCK
            ---------------

     The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     C.     UNDESIGNATED PREFERRED STOCK
            ----------------------------

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

     D.     SERIES A, SERIES B, SERIES C-1, SERIES C-2 AND SERIES D CONVERTIBLE
            -------------------------------------------------------------------
            PREFERRED STOCK
            ---------------

     1.     Voting Rights.
            -------------

            (a) Except as otherwise expressly provided herein, or as required by law, the holders of shares of Preferred Stock shall vote together with the Common Stock and all other classes and series of stock of the Corporation entitled to vote together with the Common Stock as a single class on all actions to be taken by the shareholders of the

     Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the largest number of whole shares of Common Stock into which such shares of Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Without limiting the foregoing, and except as required by law, the holders of shares of Series C Preferred Stock and Series D Preferred Stock shall not be entitled to vote as a separate class or series on any matter to be voted on by the shareholders of the Corporation.

          (b) At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required hereby or by law, and in addition to any other vote required hereby or by law, without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single series on an as converted basis, the Corporation will not amend this Certificate of Incorporation if such amendment would materially adversely affect any of the rights, preferences, privileges of or limitations provided for herein of Series A Preferred Stock.

          (c) At any time when shares of Series B Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required hereby or by law, and in addition to any other vote required hereby or by law, without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single series on an as converted basis, the Corporation will not amend this Certificate of Incorporation if such amendment would materially adversely affect any of the rights, preferences, privileges of or limitations provided for herein of the Series B Preferred Stock.

          (d) At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required hereby or by law, and in addition to any other vote required hereby or by law, without the affirmative vote or consent of the holders of at least sixty percent (60%) of the aggregate number of shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single series on an as converted basis, the Corporation will not:

              (i) Effect, or obligate itself to effect, any merger, sale, lease, assignment, transfer, license or other conveyance of all or substantially all of the assets of the Corporation (including the assets of any subsidiary thereof), or any consolidation or merger involving the Corporation, or any capital reorganization, reclassification, dissolution, liquidation or winding up of the Corporation, except for (1) the consolidation or merger with, or transfer of assets to, any wholly-owned subsidiary, (2) the merger into the Corporation or transfer of assets to the Corporation from any wholly-owned subsidiary or (3) any merger in which the Corporation is the surviving Corporation and the capital stock of the Corporation outstanding immediately before the effective date of such merger represents fifty (50%) percent or more of the outstanding capital stock immediately after such merger; or

              (ii) Increase the number of authorized shares of Preferred Stock or create or otherwise increase the authorized number of shares of the Corporation's capital stock, including any security or obligation convertible into Preferred Stock or any other class or series of stock, unless such class or series of capital stock ranks junior to Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation (provided that participation with the holders of the Common Stock in any such distribution after any preferential payments to holders of Preferred Stock shall be deemed junior to Preferred Stock), whether such creation, authorization or increase shall be by means of amendment to this Certificate of Incorporation, or by merger, consolidation or otherwise; or

              (iii) Increase the Board of Directors to more than seven (7) Directors.

     2.   No Impairment of Rights.  The Corporation will not, by amendment
          -----------------------
of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of Preferred Stock set forth herein, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate, subject to the terms hereof, in order to protect the rights of the holders of Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (i) will not increase the par value of any shares of stock receivable on the conversion of Preferred Stock above the amount payable therefor on such conversion, and (ii) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock on the conversion of all Preferred Stock from time to time outstanding under the terms hereof.

     3.   Dividend Rights.  No cash dividends shall be declared or set aside
          ---------------
for any shares of Preferred Stock except as follows:

          (a) Series A Preferred Stock and Series B Preferred Stock.  From and
              -----------------------------------------------------
     after the date of the original issuance of the shares of Series A Preferred Stock and Series B Preferred Stock, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor cumulative dividends at the simple rate per annum of 8% of (i) in the case of the Series A Preferred Stock, $1.00, being the original purchase price for which the shares of Series A Preferred Stock were initially issued (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series A Preferred

     Stock, the "Series A Original Purchase Price") (the "Series A Accruing Dividends") and (ii) in the case of the Series B Preferred Stock, $4.23, being the original purchase price for which the shares of Series B Preferred Stock were initially issued (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series B Preferred Stock, the "Series B Original Purchase Price") (the "Series B Accruing Dividends", and together with the Series A Accruing Dividends, the "Accruing Dividends"). The Accruing Dividends shall accrue annually, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart for Series A Preferred Stock and Series B Preferred Stock; provided, however, that the
                                                   --------  -------
     Corporation shall be under no obligation to pay any such Accruing Dividends
     (i) until and when so declared by the Board of Directors, or (ii) except upon any redemption of Series A Preferred Stock or Series B Preferred Stock; provided, further, that unless declared by the Board of Directors,
            --------  -------
     the Accruing Dividends shall not be paid upon any conversion of the Series A Preferred Stock or Series B Preferred Stock in accordance with Section 5.

          (b) In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in Common Stock or other securities of the Corporation) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of each series of Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends, per share of such series of Preferred Stock, as would have been payable on the largest number of whole shares of Common Stock into which each share of such series of Preferred Stock would be convertible if such series of Preferred Stock had been converted to Common Stock pursuant to the provisions of paragraph 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends; provided, however, that in no
                                               --------  -------
     event shall the Corporation, without the written consent of the holders of sixty percent (60%) of the then outstanding shares of Preferred Stock, voting as a single class, declare any dividend upon the then outstanding shares of the Common Stock; and

          (c) In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in Common Stock or other securities of the Corporation) payable upon any class or series of capital stock of the Corporation other than Common Stock, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of each series of Preferred Stock, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to, (i) in the case of any series or class convertible into Common Stock, that dividend, per share of such series of Preferred Stock, as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common Stock and all shares of such series of Preferred Stock had been converted to

     Common Stock on the record date for the determination of holders entitled to receive such dividend or (ii) if such class or series of capital stock is not convertible into Common Stock, at a rate per share of such series of Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by (i) in the case of the Series A Preferred Stock, the Series A Original Purchase Price, (ii) in the case of the Series B Preferred Stock, the Series B Original Purchase Price, (iii) in the case of the Series C-1 Preferred Stock, the Series C-1 Original Purchase Price (as defined in paragraph 4(a) below), (iv) in the case of the Series C-2 Preferred Stock, the Series C-2 Original Purchase Price (as defined in paragraph 4(a) below) and (v) in the case of the Series D Preferred Stock, the Series D Original Purchase Price (as defined in paragraph 4(a) below).

     4.   Liquidation Rights.
          ------------------

          (a) In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of stock which ranks, with respect to the right to receive payments upon liquidation, junior to Preferred Stock, the holders of record of shares of Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount per share equal to (i) in the case of the Series A Preferred Stock, the Series A Original Purchase Price, plus an amount equal to any declared and unpaid dividends thereon, up to and including the date of payment; (ii) in the case of the Series B Preferred Stock, the Series B Original Purchase Price, plus an amount equal to any declared and unpaid dividends thereon, up to and including the date of payment; (iii) in the case of the Series C-1 Preferred Stock, $5.29, being the original purchase price for which the shares of Series C-1 Preferred Stock were initially issued (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event effecting Series C-1 Preferred Stock, the "Series C-1 Original Purchase Price"), plus an amount equal to any declared and unpaid dividends thereon, up to and including the date of payment; (iv) in the case of the Series C-2 Preferred Stock, $7.93, being the original purchase price for which the shares of Series C-2 Preferred Stock were initially issued (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series C-2 Preferred Stock, the "Series C-2 Original Purchase Price"), plus an amount equal to any declared and unpaid dividends thereon, up to and including the date of payment; and
     (v) in the case of the Series D Preferred Stock, $9.45, being the original purchase price for which the shares of Series D Preferred Stock were initially issued (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series D Preferred Stock, the "Series D Original Purchase Price"), plus an amount equal to any declared and unpaid dividends thereon, up to and including the date of payment. The aggregate of such amounts to be paid to the holders of Series A Preferred Stock is referred to as the "Series A Preferred Liquidation Amount", the aggregate of such amounts to be paid to the holders of Series B Preferred Stock is referred to as the "Series

     B Preferred Liquidation Amount", the aggregate of such amounts to be paid to the holders of Series C-1 Preferred Stock is referred to as the "Series C-1 Preferred Liquidation Amount", the aggregate of such amounts to be paid to the holders of Series C-2 Preferred Stock is referred to as the "Series C-2 Preferred Liquidation Amount", and the aggregate of such amounts to be paid to the holders of Series D Preferred Stock is referred to as the "Series D Preferred Liquidation Amount"; the Series A Preferred Liquidation Amount, the Series B Preferred Liquidation Amount, the Series C-1 Preferred Liquidation Amount, the Series C-2 Preferred Liquidation Amount and the Series D Preferred Liquidation Amount are sometimes hereinafter referred to as the "Liquidation Amount". For the purposes hereof, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall rank equally on liquidation, and the Common Stock shall rank junior to the Preferred Stock on liquidation. If the funds available upon liquidation are insufficient to satisfy in full the Series A Preferred Liquidation Amount, the Series B Preferred Liquidation Amount, the Series C-1 Preferred Liquidation Amount, the Series C-2 Preferred Liquidation Amount and the Series D Preferred Liquidation Amount, the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Preferred Stock so that each holder of Preferred Stock receives that portion of the assets available for distribution as the amount of the full liquidation amount to which such holder would otherwise be entitled bears to the amount of the full liquidation preference to which all holders of the Preferred Stock would otherwise be entitled pursuant to the provisions of this Section 4.

          (b) Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Preferred Stock shall have been paid in full the Liquidation Amount, the holders of Series A Preferred Stock and Series B Preferred Stock shall share ratably with the holders of Common Stock in the remaining net assets of the Corporation available for distribution (with each share of Series A Preferred Stock and Series B Preferred Stock being deemed, for such purposes, to be equal to the number of shares of Common Stock (including fractions of a share) into which each such share of Series A Preferred Stock and Series B Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution); provided, however, that if the aggregate
                                   --------  -------
     amount distributable to all holders of capital stock on account of any such liquidation, dissolution or winding up is in excess of $50,000,000, the holders of Series A Preferred Stock shall not be entitled to share ratably with the holders of Common Stock as provided in this paragraph 4(b), and shall only be entitled to payment of the Series A Preferred Liquidation Amount, as provided in paragraph 4(a); provided, further, that if the
                                            --------  -------
     aggregate amount distributable to all holders of capital stock on account of any such liquidation, dissolution or winding up is in excess of $75,000,000, the holders of Series B Preferred Stock shall not be entitled to share ratably with the holders of Common Stock as provided in this paragraph 4(b), and shall only be entitled to payment of the Series B Preferred Liquidation Amount, as provided in paragraph 4(a). Nothing herein shall preclude the holders of Series A Preferred Stock and Series B Preferred Stock from converting their shares of Series A Preferred Stock and Series B Preferred Stock to Common Stock in accordance with the provisions of paragraph 5(a) hereof.

          (c) The merger or consolidation of the Corporation into or with another Corporation (other than a merger which will not result in more than sixty-seven percent (67%) percent of the voting power of the outstanding capital stock of the surviving or resulting corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting power of the outstanding capital stock immediately prior to such merger), or the sale, conveyance or transfer of all or a majority of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4, unless the holders of at least sixty percent (60%) of the then outstanding shares of the Preferred Stock voting together as a single class elect otherwise by giving notice to the Corporation at least five (5) days before the effective date of such event. If no such notice is given, such event shall be deemed to be a liquidation, dissolution or winding up for purposes of this paragraph 4(c) and the provisions of paragraph 5(h) shall not apply. The amount deemed distributed in connection with a transaction referred to in this paragraph 4(c) shall be the cash or the value of the property, rights or other securities distributable by the acquiring person, firm or other entity as part of such transaction. Wherever a distribution provided for in this
     Section 4 is payable in property other than in cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

     5.   Conversion Rights.  The holders of Preferred Stock shall have the
          -----------------
following conversion rights:

          (a)  Conversion.
               ----------

               (i) General.  Subject to and in compliance with the provisions of
                   -------
          this Section 5, each share of Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the nearest smaller whole share) of Common Stock (except that upon any liquidation of the Corporation or redemption of shares of Series A Preferred Stock or Series B Preferred Stock, the right of conversion thereof shall terminate at the close of business on the last business day next preceding the date fixed for payment of the amount distributable with respect to such shares of Series A Preferred Stock or Series B Preferred Stock) whereupon all rights to receive any accrued but undeclared dividends with respect to such converted shares shall terminate. The number of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate for such series of Preferred Stock (determined as provided in paragraph 5(c)) by the number of shares of such series of Preferred Stock being converted.

          (ii) Conversion Upon Qualified Public Offering.
               -----------------------------------------

               (A) Notwithstanding anything to the contrary herein, all outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or a transfer agent designated by the Corporation into the number of shares of Common Stock into which such Series A Preferred Stock is convertible pursuant to paragraph 5(a)(i) hereof, immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Public Offering"), covering the offer and sale of Common Stock for the account of the Corporation in which Common Stock is sold at a public offering price per share of not less than $5.00 (as adjusted for any stock split, stock dividend, reclassification of shares or other similar event affecting Common Stock) and in which the aggregate price to the public of the shares is at least $15,000,000 (a "Series A Qualified Public Offering").

               (B) Notwithstanding anything to the contrary herein, all outstanding shares of Series B Preferred Stock and Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or a transfer agent designated by the Corporation into the number of shares of Common Stock into which such Series B Preferred Stock or Series C Preferred Stock is convertible pursuant to paragraph 5(a)(i) hereof, immediately prior to the closing of a Public Offering in which Common Stock is sold for the account of the Corporation at a public offering price per share of not less than $9.01 (as adjusted for any stock split, stock dividend, reclassification of shares or other similar event affecting Common Stock) and in which the aggregate proceeds to the Corporation is at least $20,000,000 (a "Series B and C Qualified Public Offering").

               (C) Notwithstanding anything to the contrary herein, all outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or a transfer agent designated by the Corporation into the number of shares of Common Stock into which such Series D Preferred Stock is convertible pursuant to paragraph 5(a)(i) hereof, immediately prior to the closing of a Public Offering in which Common Stock is sold for the account of the Corporation at a public offering price per share of not less than $13.23 (as adjusted for any stock split, stock dividend, reclassification of shares or other similar event affecting Common Stock) and in which the aggregate proceeds to the Corporation is at least $20,000,000 (a "Series D Qualified Public Offering").

                    (D) As soon as practicable following the automatic conversion of (i) Series A Preferred Stock as a result of a Series A Qualified Public Offering, (ii) Series B Preferred Stock and Series C Preferred Stock as a result of a Series B and C Qualified Public Offering and (iii) Series D Preferred Stock as a result of a Series D Qualified Public Offering, the Corporation will give each holder written notice of such conversion.

          (iii)     Voluntary Conversion.  All outstanding shares of each series
                    --------------------
     of Preferred Stock shall, upon the vote or written consent of the holders of (i) in the case of the Series A Preferred Stock, at least sixty-seven percent (67%) of the then outstanding shares of Series A Preferred Stock, and (ii) in the case of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, at least fifty-five percent (55%) of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, with each share of such series of Preferred Stock to be entitled to a single vote, be automatically converted into the number of shares of Common Stock into which such series of Preferred Stock is then convertible pursuant to paragraph 5(a)(i) hereof, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Notice hereof shall be given by the Corporation to the holders of such series of Preferred Stock within thirty (30) days of such vote or consent. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken.

     (b) Conversion Procedures.  Upon the occurrence of a conversion specified
         ---------------------
in paragraphs 5(a)(ii) and 5(a)(iii) hereof, each holder of Preferred Stock so converted shall surrender the certificates representing such shares at the principal office of the Corporation or of its transfer agent, as designated by the Corporation. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement and an affidavit of loss satisfactory to the Corporation to indemnify the Corporation (with surety if requested) from any loss incurred by it in connection therewith.

     (c) Applicable Conversion Rate.  The conversion rate in effect at any
         --------------------------
time (the "Applicable Conversion Rate") for the Preferred Stock shall be the quotient obtained by dividing the Series A Original Purchase Price, in the case of the Series A Preferred Stock, the Series B Original Purchase Price, in the case of the Series B Preferred Stock, the Series C-1 Original Purchase Price, in the case of the Series C-1 Preferred Stock, the Series C-2 Original Purchase Price, in the case of the Series C-2 Preferred Stock, and the Series D Original Purchase Price, in the case of the Series D Preferred Stock, by the Applicable Conversion Value for such series, calculated as provided in paragraph 5(d).

     (d)  Applicable Conversion Value.  The Applicable Conversion Value for
          ---------------------------
the Preferred Stock in effect from time to time shall be the Series A Original Purchase Price, in the case of the Series A Preferred Stock, the Series B Original Purchase Price, in the case of the Series B Preferred Stock, the Series C-1 Original Purchase Price, in the case of the Series C-1 Preferred Stock, the Series C-2 Original Purchase Price, in the case of the Series C-2 Preferred Stock, and the Series D Original Purchase Price, in the case of the Series D Preferred Stock, as adjusted from time to time in accordance with paragraph 5(e) hereof.

     (e)  Adjustments to Applicable Conversion Value.
          ------------------------------------------

          (i)  General.
               -------

               (A)  Sale or Issuance of Common Stock.  If the Corporation shall,
                    --------------------------------
          while there are any shares of Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for such series of Preferred Stock in effect immediately prior to such issuance or sale, then upon each such issuance or sale, except as hereinafter provided, such Applicable Conversion Value shall be lowered so as to be equal to an amount determined by multiplying such Applicable Conversion Value by a fraction:

                    (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at such Applicable Conversion Value in effect immediately prior to such issuance, and

                    (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (2) the number of such additional shares of Common Stock so issued;

provided, however, in no event will any adjustment be made to the extent it
--------  -------
would result in any shares of Common Stock being issued for an amount which is less than the par value of such shares.

                    (B)  Sale or Issuance of Warrants, Options or Purchase
                         -------------------------------------------------
               Rights with Respect to Common Stock. For the purposes of this
               -----------------------------------
               paragraph 5(e)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for any such Common Stock shall be less than the Applicable Conversion Value for such series of Preferred Stock at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of such Applicable Conversion Value shall be made under this paragraph 5(e)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value for a series of Preferred Stock pursuant to this paragraph 5(e)(i)(B) which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be recomputed if, as, and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value(s) effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, adjusted as if the expired or canceled warrants, options, subscriptions or purchase rights had not been issued. In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such warrants, options, subscriptions, purchase rights or convertible or exchangeable securities, the Applicable Conversion Values then in effect shall forthwith be readjusted to such Applicable Conversion Values as would have been in effect had such warrants, options, subscriptions, purchase rights or convertible or exchangeable securities been originally issued with such changed terms.

                    For purposes of this paragraph 5(e)(i)(B), the "Net
               Consideration Per Share" which may be received by the Corporation shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted. The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

                    (C)  Consideration:  Non-Cash Property.  For purposes of
                         ---------------------------------
               this paragraph 5(e)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of Common Stock or any of the securities described in this paragraph 5(e)(i) consists of property other than cash, the Board of Directors of the Corporation shall in its good faith discretion value such property, whereupon such value shall be recorded on the books of the Corporation as consideration for the property so received.

                    This paragraph 5(e)(i) shall not apply and no adjustment in the Applicable Conversion Value shall be made hereunder upon an Extraordinary Common Stock Event (as hereinafter defined in paragraph 5(e)(iii)).

               (ii) Certain Issues of Common Stock Excepted. Anything in
                    ---------------------------------------
          paragraph 5(e)(i) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Applicable Conversion Value as set forth in paragraph 5(e)(i), in the case of (a) the issuance of any shares of Common Stock upon conversion of any shares of Preferred Stock, (b) the issuance of, or grant of options to purchase, up to 3,000,000 shares of Common Stock issuable pursuant to the Corporation's 1998 Stock Option Plan, as amended from time to time (including in such number all options outstanding on the date this Certificate of Incorporation becomes effective), or any other stock option, stock purchase or similar employee benefit plan adopted by the Board of Directors, or such greater number of shares as may be approved by the Board of Directors of the Corporation, including in each such case the affirmative vote of any Directors elected by the holders of Series A Preferred Stock or Series B Preferred Stock, or the issuance of shares of Common Stock upon the exercise of any such options (which number shall be equitably adjusted on the occurrence of an Extraordinary Common Stock Event, as hereinafter defined, a reclassification, reorganization or similar event affecting the Common Stock) to officers, directors, employees of or consultants to the Corporation, (c) the issuance of, or grant of, up to three (3) warrants to purchase shares of Series A Preferred Stock or Common Stock, as the case may be, and the issuance of such shares of Series A Preferred Stock or Common Stock, as the case may be, upon exercise of such warrants to Comdisco, Inc. ("Comdisco"), as a condition to the Corporation entering into the Master Lease Agreement dated as of March 31, 1999 between the Corporation and Comdisco and pursuant to that certain Subordinated Loan and Security Agreement (the "Comdisco Loan Agreement") dated as of March 31, 1999 between the Corporation and Comdisco or (d) the issuance of Series A Preferred Stock to Comdisco in accordance with Section 2.4 of the Comdisco Loan Agreement.

               (iii)  Extraordinary Common Stock Event.  Upon the happening of
                      --------------------------------
          an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for each series of Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted only under this paragraph 5(e)(iii) by multiplying the then effective Applicable Conversion Value for such series by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value for such series. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (x) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (y) the subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (z) the combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock; provided, however, that no such
                                           --------  -------
     adjustment shall be made, (i) in the case of clause (x), if the holders of such series of Preferred Stock simultaneously receive (A) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if such Preferred Stock had been converted into Common Stock on the date of such event or (B) a dividend or other distribution of shares of such series of Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution, or (ii) in the case of clause (y) or (z), if such series of Preferred Stock is subdivided or combined in the same manner as is the Common Stock.

          (f) Dividends.  In the event the Corporation shall make or issue, or
              ---------
     fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution provided for herein) payable in securities of the Corporation other than shares of Common Stock or in assets (excluding ordinary cash dividends paid out of retained earnings), then and in each such event, provision shall be made so that the holders of Preferred Stock shall receive upon conversion of the Preferred Stock, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their shares of Preferred Stock been converted into Common Stock on the record date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in paragraph 5(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of Preferred Stock.

          (g) Capital Reorganization or Reclassification. If the Common Stock
              ------------------------------------------
     issuable upon the conversion of Preferred Stock shall be changed into the same or different number of shares of any series or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holders of each share of Preferred Stock shall have the right thereafter to convert each such share into the kind and amount of shares of stock and other securities and property receivable by such holders upon such reorganization, reclassification or other change, equal to the number or shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h) Capital Reorganization, Merger or Sale of Assets.  If at any time
              ------------------------------------------------
     or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another Corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person (other than an event described in paragraph 4(c), unless the requisite number of holders of Preferred Stock have elected not to treat such event as a liquidation for purposes of such paragraph), then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of Preferred Stock shall be entitled to receive upon consummation of such transaction, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled upon consummation of such capital reorganization, merger had such holder's Preferred Stock been converted into Common Stock prior to such, consolidation, or sale, provided that no such provision shall be deemed to constitute the consent of the holders of Preferred Stock to any such transaction if such consent is required by this Certificate of Incorporation or under applicable law.

          (i) Certificate as to Adjustments. In each case of an adjustment or
              -----------------------------
     readjustment of the Applicable Conversion Rate for a series of Preferred Stock, the Corporation will furnish each holder of shares of the series of Preferred Stock so adjusted with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

          (j) Exercise of Conversion Privilege.  To exercise his conversion
              --------------------------------
     privilege pursuant to paragraph 5(a)(i) hereof, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted together with a written notice of such conversion to the Corporation at its principal office or to the transfer agent, if any, which has been designated by the Corporation. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for the conversion shall be duly endorsed in blank or accompanied by proper assignment thereof to the Corporation duly endorsed in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, (i) such certificate or certificates as the holder may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this
     Section 5, and (ii) cash, as provided in paragraph 5(k), in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (k) Cash in Lieu of Fractional Shares.  No fractional shares of Common
              ---------------------------------
     Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock (as determined in good faith by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

          (l) Partial Conversion.  In the event some but not all of the shares
              ------------------
     of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

          (m) Reservation of Common Stock. The Corporation shall at all times
              ---------------------------
     reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action, subject to the terms of this Certificate of Incorporation and applicable law, as may be necessary to increase its authorized but unissued shares of Common Stock at least to such number of shares as shall be sufficient for such purpose.

          (n) Issue Tax.  The issuance of certificates for shares of Common
              ---------
     Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Preferred Stock which is being converted.

          (o) Closing of Books.  The Corporation will at no time close its
              ----------------
     transfer books against the transfer of shares of Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of shares of Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     6.   Redemption.
          ----------

          (a) On or after May 22, 2003, the Corporation shall, at the written election of the holders of at least sixty-seven percent (67%) of the aggregate of then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a single class, upon written notice delivered to the Corporation and specifying the first day on which such shares are to be redeemed out of funds legally available therefor (which shall be a date not fewer than thirty (30) days after such notice is delivered to the Corporation), (i) redeem on the date specified by such holders one-third of all the shares of Series A Preferred Stock and Series B Preferred Stock outstanding on the date of such election and (ii) redeem on the first anniversary of such date one-half of the shares of Series A

     Preferred Stock and Series B Preferred Stock outstanding on such date and
     (iii) redeem on the second anniversary of such date all remaining shares of Series A Preferred Stock and Series B Preferred Stock outstanding on such date (each such date being herein called a "Redemption Date").

          (b) All shares of Series A Preferred Stock and Series B Preferred Stock which are to be redeemed hereunder shall remain issued and outstanding until the Series A Redemption Price and the Series B Redemption Price (as such terms are defined in paragraph 6(c) below) therefor have been indefeasibly paid in full in cash. If the Corporation for any reason fails to pay the Series A Redemption Price for any shares of Series A Preferred Stock and the Series B Redemption Price for any shares of Series B Preferred Stock on or prior to the respective Redemption Date, then the unpaid Series A Redemption Price and the Series B Redemption Price shall thereafter each bear interest at an annual rate equal to eight (8%) percent, compounded annually until paid.

          (c) The redemption price for each share of Series A Preferred Stock and Series B Preferred Stock to be redeemed pursuant to this Section 6 shall be (i) in the case of the Series A Preferred Stock, the sum of the Series A Original Purchase Price (subject to equitable adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event affecting or relating to Series A Preferred Stock), plus the amount of the unpaid Series A Accruing Dividends and all other declared but unpaid dividends on such shares, up to and including the applicable Redemption Date (the "Series A Redemption Price") and (ii) in the case of the Series B Preferred Stock, the sum of the Series B Original Purchase Price (subject to equitable adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event affecting or relating to Series B Preferred Stock), plus the amount of the unpaid Series B Accruing Dividends and all other declared but unpaid dividends on such shares, up to and including the applicable Redemption Date (the "Series B Redemption Price").

          (d) After receipt of a notice of election pursuant to paragraph 6(a), the Corporation will give written notice by mail, postage prepaid, to the holders of record of Series A Preferred Stock and Series B Preferred Stock to be redeemed, such notice to be delivered to each such holder at its post office address shown by the records of the Corporation, specifying the number of shares to be redeemed, the Series A Redemption Price or the Series B Redemption Price, as the case may be, and the place and date of such redemption (the "Redemption Date"), (which date shall not be a day on which banks in the City of Boston are required or authorized to close) and to be given at least twenty (20) days prior to the Redemption Date; provided, however, that the Corporation's failure to give such notice shall
     --------  -------
     in no way affect its obligation to redeem the shares of Series A Preferred Stock and Series B Preferred Stock as provided in this Section 6. If on or before the Redemption Date, the funds necessary for redemption shall have been deposited with an independent payment agent so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed shall not have been surrendered for cancellation, from and after the close of business on such Redemption Date, the shares so called for redemption with respect to any holder shall no longer be deemed outstanding, any dividends thereon shall cease to accrue, and all rights with respect to such shares, including all conversion rights pursuant to
     Section 5 hereof, shall forthwith cease, except only the right of the holders thereof to receive, upon presentation of the certificates representing shares so called for redemption, the Series A Redemption Price applicable to such Series A Preferred Stock and the Series B Redemption Price applicable to such Series B Preferred Stock, in each case without interest thereon.

          (e) If the funds of the Corporation legally available for redemption of the Series A Preferred Stock and Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding Series A Preferred Stock and Series B Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem such number of shares of Series A Preferred Stock and Series B Preferred Stock ratably from the holders thereof to the extent of any funds legally available for redemption of the Series A Preferred Stock and Series B Preferred Stock according to the respective amounts which will be payable with respect to the full number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date, as if all such shares of Series A Preferred Stock and Series B Preferred Stock were redeemed in full. Any shares of Series A Preferred Stock and Series B Preferred Stock not redeemed shall remain outstanding. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Preferred Stock and Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such prior Redemption Date, or such portion thereof for which funds are then available, on the basis set forth above.

          (f) Subject to the terms of paragraph 6(d), any shares of Series A Preferred Stock and Series B Preferred Stock may be converted by the holder thereof to Common Stock, in accordance with the provisions of this Certificate of Incorporation, at any time prior to the close of business on the last business day next preceding the Redemption Date.

          (g) No shares of Series A Preferred Stock and Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such acquired shares of Series A Preferred Stock and Series B Preferred Stock shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock and Series B Preferred Stock accordingly.

          (h) Except for the redemption of shares of Common Stock from terminated employees of the Corporation pursuant to any stock restriction or repurchase agreements or other agreements with any such employees, the Corporation shall not, at any time while there are outstanding any shares of Series A Preferred Stock and Series B Preferred Stock, redeem any other shares of capital stock of the Corporation except with the prior written consent of the holders of sixty-seven percent (67%) of the aggregate of then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a single class.

     7.   Notices of Record Date.  In the event of:
          ----------------------

          (a) any taking by the Corporation of a record of the holders of any series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any series or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

     FIFTH.  The Corporation is to have perpetual existence.

     SIXTH. The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

          1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

          2. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, subject to any limitation thereof contained in the by-laws. The stockholders shall also have the power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of

Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

          3. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

          4. Special meetings of stockholders may be called at any time only by the Chief Executive Officer, the President, the Chairman of the Board of Directors (if any) or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

          5. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     SEVENTH.

     1.   Number of Directors.  The number of directors which shall constitute
          -------------------
the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

     2.   Classes of Directors.  The Board of Directors shall be and is
          --------------------
divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class.

     3.   Election of Directors.  Elections of directors need not be by
          ---------------------
written ballot except as and to the extent provided in the by-laws of the Corporation.

     4.   Terms of Office.  Each director shall serve for a term ending on
          ---------------
the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2000; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2001; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2002.

     5.   Allocation of Directors Among Classes in the Event of Increases or
          ------------------------------------------------------------------
Decreases in the Number of Directors.  In the event of any increase or decrease
------------------------------------
in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, though less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

     6.   Tenure.  Notwithstanding any provisions to the contrary contained
          ------
herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

     7.   Vacancies.  Unless and until filled by the stockholders, any
          ---------
vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

     8.   Quorum.  A majority of the total number of the whole Board of
          ------
Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     9.   Action at Meeting.  At any meeting of the Board of Directors at
          -----------------
which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's by-laws.

     10.  Removal.  Any one or more or all of the directors may be removed
          -------
with cause only by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors. Directors may not be removed without cause.

     11.  Stockholder Nominations and Introduction of Business, Etc.
          ---------------------------------------------------------
Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the by-laws of the Corporation.

     12.  Rights of Preferred Stock.  The provisions of this Article are
          -------------------------
subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.

     EIGHTH. No director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH.   The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

     (i) the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

     (ii) whether the proposed transaction might violate federal or state laws;

     (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

     (iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

     TENTH.  The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided,
                                                                     --------
however, that in addition to any vote of the holders of any class or series of
-------
stock of the Corporation required by law, this Amended and Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Parts A and B of Article FOURTH and Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and this Article TENTH of this Amended and Restated Certificate of Incorporation.

                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Amended and Restated Certificate of Incorporation are true under the penalties of perjury this ____ day of __________, 2000.


                                      By:  ______________________________
                                      Name:      Kevin E. Laracey
                                      Title:     Chief Executive Officer



[SEAL]



Attest:

By: ______________________________